SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **ONYX SOFTWARE INC.**, did on January 10, 2012, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 13, 2012.

ROSS MILLER
Secretary of State

Certified By: G Ramos
Certificate Number: C20120112-2316
You may verify this certificate online at **http://www.nvsos.gov/**

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

January 10, 2012

Job Number: C20120112-2316
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20120022878-32	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: G Ramos
Certificate Number: C20120112-2316
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040102

Filed in the office of	Document Number
[signature]	20120022878-32
Ross Miller	Filing Date and Time
Secretary of State	01/10/2012 11:25 AM
State of Nevada	Entity Number
	E0023792012-8

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Onyx Software Inc.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: 1st Nevada Incorporating Network
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 1,000 | Par value per share: $ .001 | Number of shares without par value: 1,000

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) RyanArnett
Name
1250 Wood Branch Park Dr. Suite 400 | Houston | TX | 77079
Street Address | City | State | Zip Code

2) Sath Sivasothy
Name
1250 Wood Branch Park Dr. Suite 400 | Houston | TX | 77079
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
Import / Export Electronics & Textiles

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

1st Nevada Incorporating Network | X [signature]
Name | Incorporator Signature
112 North Curry Street | Carson City | NV | 89703
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] | Jan. 10, 2012
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

This form must be accompanied by appropriate fees.

(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT AND STATE BUSINESS LICENSE APPLICATION OF:

FILE NUMBER

Onyx Software Inc.
NAME OF CORPORATION

FOR THE FILING PERIOD OF 1/01/12 TO 12/31/12

YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov

The entity's duly appointed registered agent in the State of Nevada upon whom process can be served is:

1ST NEVADA INCORPORATING NETWORK
112 NORTH CURRY STREET
CARSON CITY, NEVADA 89703-4934

w.nvsos.gov

Filed in the office of	Document Number 20120022879-43
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/10/2012 11:25 AM
	Entity Number E0023792012-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

☒ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An Officer must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return the completed form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

CHECK ONLY IF APPLICABLE

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code:

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NRS 76.020 Exemption Codes
001 - Governmental Entity
003 - Home-based Business
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)		
Ryan Arnett	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
1250 Wood Branch Park Dr. Suite 400	Houston	TX	77079
NAME	**TITLE(S)**		
	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
NAME	**TITLE(S)**		
Sath Sivasothy	TREASURER (OR EQUIVALENT OF)		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
1250 Wood Branch Park Dr. Suite400	Houston	TX	77079
NAME	**TITLE(S)**		
	DIRECTOR		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS Chapter 76 and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X [signature] Title: President Date

Signature of Officer

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

ONYX SOFTWARE INC.

Nevada Business Identification # NV20121029750

Expiration Date: January 31, 2013

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 13, 2012

ROSS MILLER
Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

Please Post in a Conspicuous Location

You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.

State Agent and Transfer Syndicate, Inc.

112 North Curry Street
Carson City, NV 89703

Sales Receipt

Date	Sale No.
1/10/2012	48442

Sold To
Martha Pollock 1250 Wood Branch Park Drive, Suite 400 Houston, TX 77079

Check No.	Payment Method	Project
691431	VISA	

Description	Qty	Rate	Amount
ONYX SOFTWARE INC.			
Filing Fee, Articles of Incorporation		75.00	75.00
Certification of document		30.00	30.00
Filing Fee, Initial List of Officers		125.00	125.00
Business License		200.00	200.00
Yearly Registered Agent for 1st Nevada Incorporating Network JANUARY 2012-2013		70.00	70.00

PAID

Thank You, Kris

Total $500.00

CERTIFICATE OF RECORD LOCATION and MAILING ADDRESS VERIFICATION

OF

Onyx Software Inc.

THIS DOCUMENT MUST BE COMPLETED ANNUALLY

This statement is maintained and kept on file at its registered office, State Agent and Transfer Syndicate, Inc., in compliance with Section 78.105.1 (b)(c) of Nevada Revised Statutes.

The name of the custodian and physical location of the records (including the by-laws and all amendments thereto and the stock ledger or duplicate stock ledger)on file for this corporation is:

____
(Name of person in possession of Stock Ledger and By-Laws)

Not State Agent's address

____
(Physical address – Street, etc.)

____
(City) (State) (Zip Code)

____
(Telephone Number including Area Code)

This statement is current until altered, changed, amended or revoked and State Agent and Transfer Syndicate, Inc., our Nevada Registered Agent, will be so notified by the next original revised statement or revocation.

DATED THIS _____ day of _____________, 20__.

CERTIFIED TO BE THE STATEMENT OF:
Onyx Software Inc.

By: ______________________________
(Signature of Corporate Officer)

____
(Typed or Printed name of Corporate Officer)

Mailing Address Verification

Present Address where your renewal is mailed:
Martha Pollock
1250 Wood Branch Park Drive
Suite 400
Houston TX 77079
Ph: 281-920-0955
Fax: 281-493-6995
Email:

Has this information changed? If yes, please provide the new address for the renewal to be mailed in the future:
Contact: ______________________________
Address: ______________________________
City: ______________________________
State: __________ Zip: ______________
Phone: ______________ Fax: ______________
Email: ______________________________

NO CHANGES ☐

Present Address where your daily mail is forwarded:

Has this information changed? If yes, please provide the new address for the daily mail to be forwarded in the future:
Contact: ______________________________
Address: ______________________________
City: ______________________________
State: __________ Zip: ______________
Phone: ______________ Fax: ______________

NO CHANGES ☐

The top portion of this page must be completed annually, if there are no changes to the renewal or mail label, please check the NO CHANGES box.

State Agent and Transfer Syndicate, Inc.

Corporate Formations - Registered Agent Services

Celebrating 107 years in business

(775) 882-1013 Toll free: (800) 253-1013 Fax: (775) 882-8628

Martha Pollock
1250 Wood Branch Park Drive
Suite 400
Houston TX 77079

Dear Martha,

We are enclosing the Corporate Charter, a file stamped copy of the **Articles of Incorporation**, the Initial List of Officers, State of Nevada Business License and a Certificate of Record Location and a **detail** of the **paid Sales Receipt** for **Onyx Software Inc.**

Please complete the Certificate of Record Location for our files. Since we do not maintain the stock ledger, the law requires that we know where it is maintained. This form will assist us in doing that. *It is for our files, so please use your address*.

Thank you very much for calling us. It was a pleasure doing this for you. If we can be of any further assistance, please call any one of our incorporating team.

Sincerely,

Tristin Alishio
Kris Osborn
Jed Block